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Exhibit 10.2

FOURTH AMENDMENT TO LEASE AGREEMENT
(First Floor Lease)

        THIS FOURTH AMENDMENT TO LEASE AGREEMENT (this "Amendment") is entered into as of June 1, 2001 by and between ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA, a Minnesota corporation ("Landlord"), and NET.B@NK, INC., a Georgia corporation (hereinafter "Tenant" or "Lessee").

R E C I T A L S:

        A.    Opus South Corporation, Landlord's predecessor in interest, and Tenant entered that certain Office Lease Agreement dated as of March 17, 1999, as amended by First Amendment to Lease Agreement last dated May 25, 1999, and Second Amendment to Lease Agreement dated September 15, 1999, and Third Amendment to Lease dated October 22, 1999 (collectively "Lease") for certain Premises consisting of 37,163 square feet located on the first floor of that certain Building commonly known as Royal Centre Three in Alpharetta, Georgia.; and

        B.    On or about June 17, 1999, Opus South Corporation assigned the interest of landlord under the Lease to Landlord; and

        C.    Pursuant to Assignment and Assumption of Lease dated June 1, 2001 (the "Assignment"), LandAmerica Onestop, Inc. agreed to assign to Tenant the interest of tenant under that certain Office Lease Agreement dated as of March 9, 1999, as amended by First Amendment to Lease Agreement, dated August 3, 1999 (collectively the "Third Floor Lease") for certain Premises consisting of 11,753 square feet located on the 3rd floor of that certain Building commonly known as Royal Centre Three in Alpharetta, Georgia. Said Assignment shall become effective, if at all, on the "Effective Date" as defined in the Assignment; and

        D.    Landlord and Tenant desire to amend the Lease as hereafter provided.

        NOW THEREFORE,    for good and valuable considerations the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

        1.    Miscellaneous.    The preambles to this Amendment are fully incorporated herein by this reference thereto within the same force and effect as though restated herein. To the extent not otherwise defined herein to the contrary, all capitalized terms and capitalized phrases used in this Amendment shall have the respective meanings ascribed to them in the Lease. If any of the provisions of this Amendment conflict with any of the provisions of the Lease, the provisions of this Amendment shall govern. Except as modified hereby, the Lease remains in full force and effect.

        2.    Cross-Default.    A default by Tenant under the Third Floor Lease which is not cured following notice and the expiration of the applicable cure period, if any, shall, without further notice or opportunity to cure, constitute a default under this Lease for which Landlord may pursue any and all remedies afforded in this Lease, in addition to its remedies under the Third Floor Lease.

        3.    Waiver.    Except as set forth herein, Tenant waives and disclaims any and all rights of expansion, first refusal, first offer or other rights on other space in the Building contained in this Lease.

        4.    Brokers.    Tenant represents and warrants to Landlord that no brokers have been involved in the procurement or negotiation of this Amendment or the Assignment, other than William Leonard & Company ("Leonard"). All commissions due Leonard with respect to this Amendment and the Assignment shall be paid by Tenant pursuant to separate agreement; provided, however, that the commission, if any, due to Leonard in connection with any expansions and renewals provided for in the Second Amendment to the Third Floor Lease herewith, will be governed by the existing separate agreement between Landlord and Leonard. Within ten (10) days after execution of this Amendment,

Tenant shall cause Broker to deliver to Landlord a written agreement, in form reasonably satisfactory to Landlord, confirming that Broker will look solely to Tenant for the payment of such commission and waives and releases Landlord from any liability therefor.

        5.    Effectiveness of this Amendment; Termination of Assignment.    This Amendment shall become effective as of the Effective Date, as defined in the Assignment. If the Assignment is terminated pursuant to Paragraph 1 thereof before the Effective Date occurs, then this Amendment shall terminate and be null and void ab initio, and the Lease shall continue in full force and effect as if this Amendment had never been executed.

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        IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment, under seal, as of the day and year first above written.

LANDLORD:
ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA, a Minnesota corporation
By:	Allianz of America, Inc. its Investment Advisor:
By:	/s/ BRIAN S. BRENNAN
Name:	Brian S. Brennan
Title:	DIRECTOR REAL ESTATE ACQUISITIONS
TENANT:
Net.B@nk, Inc., a Georgia corporation
By:	/s/ D.R. GRIMES
Name:	D.R. Grimes
Title:	CEO
By:	/s/ ROBERT E. BOWERS
Attest:	Robert E. Bowers
Title:	CFO
(CORPORATE SEAL)

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LETTER AGREEMENT

Net.B@nk, Inc.
11475 Great Oaks Way, Suite 100
Alpharetta, Georgia 30022
Attention: Robert Bowers, Chief Financial Officer

Re:
Lease Agreement, dated March 9, 1999, between Opus South Corporation ("Opus South"), and Primis, Inc. ("Primis"), as amended by First Amendment to Lease Agreement, dated August 3, 1999, ("Original Lease"), the interest of Opus South as Owner of the Building and Landlord under the Original Lease, having been acquired by Allianz Life Insurance Company of America ("Landlord"), and the interest of Primis, as Tenant under the Original Lease, having been assigned to Net.B@nk, Inc. ("Net.B@nk"), pursuant to Assignment and Assumption of Lease, dated 6-1, 2001 ("Assignment") and, following such Assignment, the Original Lease having been amended by Second Amendment to Lease Agreement, dated 6-1, 2001 ("Second Amendment") by and between Landlord and Net.B@nk, (the Original Lease, as so amended and assigned, is hereinafter referred as the "Lease")

Dear Mr. Bowers:

        As you know, the space that is the subject of the Original Lease is currently occupied by LandAmerica OneStop, Inc. ("LandAmerica"), the successor-in-interest to Primis by corporate name change. LandAmerica is vacating the Premises which are the subject of the lease ("Premises") in order to occupy space in a new building known as Parkview One, which is owned by the undersigned, Northpoint/Webb Bridge I LLC ("NPWB"). In order to induce Net.B@nk to enter into the Assignment, and the Second Amendment, NPWB does hereby agree as follows:

  1.
  NPWB will promptly reimburse Net.B@nk for all payments of Base Rent and Tenant's Prorata Share of Excess Operating Expenses due under the Lease for the period beginning on the Effective Date of the Assignment and ending on October 31, 2001.

  2.
  (a) In the event Landlord exercises its rights to terminate Net.B@nk's rights to occupy all or a portion of the Premises, as a result of MCI's exercise of its Expansion Option, (as provided in Paragraph 4 of the Second Amendment), NPWB will reimburse Net.B@nk for the sum of (i) the unamortized portion (calculated as described in Paragraph 2(b) below) of the costs of any leasehold improvements constructed in the Premises by Net.B@nk, plus (ii) moving expenses incurred as a result of Net.B@nk being forced to relocate from the Premises as a result of Landlord's exercise of the termination right, but in no event will NPWB's total reimbursement liability under this Paragraph 2(a) exceed $125,000.

    NPWB will reimburse Net.B@nk for such costs, if at all, within thirty (30) days following the date Net.B@nk delivers valid paid invoices to NPWB evidencing the costs of the leasehold improvements and other moving expenses incurred by Net.B@nk. Net.B@nk hereby agrees that NPWB may, but shall not be obligated to, secure its obligations to Net.B@nk under this Paragraph 2 by providing a letter of credit to Net.B@nk which allows a drawing of up to $125,000 subject to the terms and conditions described herein.

    (b) The following is an example of how the calculation of the unamortized of the leasehold improvements would be made: Assume that the Effective Date is 6/1/01, that the costs of the leasehold improvements incurred by Net.B@nk is $247,000.00 that the Lease is terminated effective as of 8/1/04 with respect to the entire Premises, and that the Expiration Date of the Initial Term of the Lease is 6/30/06. Tenant would be reimbursed for the unamortized portion of the leasehold improvements for 23 months (8/1/04 - 6/30/06), divided by 61, the entire number of months in the Initial Term (6/1/01 - 6/30/06) (i.e., 23/61 × $247,000 = $93,131.00)

        If this Letter Agreement correctly states the terms of our agreement with you concerning Net.B@nk's assumption of the Lease pursuant to the Assignment and Net.B@nk's entering into the Second Amendment, please execute all four (4) counterparts of this Letter Agreement, retain two counterparts for your files and return the other two counterparts to us at the address set forth in the next sentence. All notices, copies of invoices, and other correspondence with respect to this matter should be sent to Net.B@nk at the address to which this Letter Agreement is sent, and to NPWB should be sent to:

    Northpoint/Webb Bridge I LLC
    c/o OpusSouth Corporation
    11675 Great Oaks Way, Suite 144
    Alpharetta, Georgia 30022
    Attention: Director of Leasing

[SIGNATURES ON NEXT PAGE]

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NORTHPOINT/WEBB BRIDGE I LLC, a Delaware limited partnership
By:	Opus South Corporation, a Florida corporation, Managing Member
By:	/s/ NEIL RAVENHURST
Name:	Neil Ravenhurst
Title:	President & CEO
READ AND AGREED:
NET.B@NK, INC., a Georgia corporation
By:	/s/ ROBERT E. BOWERS
Name:	Robert E. Bowers
Title:	CFO

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Exhibit B

Primis Lease Rent Summary

Building	Royal Center III
Lease SF	11,753
Venture Assumption Lease Start Date	6/1/01
Expiration	7/31/04
Primis Rent Schedule	PSF	Annual	Monthly
8/1/00 - 7/31/01	$19.99	$234,942	$19,579
8/1/01 - 7/31/02	$20.49	$240,819	$20,068
8/1/02 - 7/31/03	$21.00	$246,813	$20,568
8/1/03 - 7/31/04	$21.53	$253,042	$21,087

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  Exhibit 10.2
FOURTH AMENDMENT TO LEASE AGREEMENT (First Floor Lease)
Exhibit B